                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549



                              FORM 8-K/A
                            AMENDMENT NO. 1



                            CURRENT REPORT





                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):                April 3, 2000.
                                                                --------------


                      Zebra Technologies Corporation
             ------------------------------------------------
            (Exact Name of Registrant as Specified in Charter


        Delaware                         00-19406               36-2675536
----------------------------           ------------         -------------------
(State or Other Jurisdiction           (Commission          (IRS Employer
      of incorporation)                File Number)         Identification No.)


           333 Corporate Woods Parkway, Vernon Hills, IL            60061
           ---------------------------------------------         ----------
           (Address of Principal Executive Offices)              (Zip Code)


           Registrant's telephone number, including area code (847) 634-6700



           This Current Report on Form 8-K/A is an amendment to Items 7(a) and
           (b) to the Current Report on Form 8-K filed on April 18, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Below are the financial statements required by Item 7(a) relating to the acquisition of Comtec Information Systems, Inc. ("Comtec") described in Item 2 of the Current Report on Form 8-K of Zebra Technologies Corporation ("Company") filed on April 18, 2000, including:

         COMTEC INFORMATION SYSTEMS, INC.

                -     Report of Independent Auditors;

                -     Consolidated Balance Sheet;

                -     Consolidated Statement of Income;

                -     Consolidated Statement of Changes in Shareholders' Equity;

                -     Consolidated Statement of Cash Flows; and

                -     Notes to Consolidated Financial Statements.

                      REPORT OF INDEPENDENT AUDITORS


The Board of Directors
  and Shareholders
Comtec Information Systems, Inc.

We have audited the accompanying consolidated balance sheet of Comtec Information Systems, Inc. as of December 31, 1999, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comtec Information Systems, Inc. as of December 31, 1999, and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


Providence, RI

January 25, 2000

                                                              ERNST & YOUNG LLP

                          COMTEC INFORMATION SYSTEMS, INC.
                             Consolidated Balance Sheet
                                  December 31, 1999


ASSETS
Current assets:
  Cash and cash equivalents                                                     $  2,293,994
  Marketable securities (NOTE 1)                                                   2,000,488
  Trade accounts receivable, net of an allowance
    for doubtful accounts of $356,461 (NOTE 2)                                    15,752,617
  Inventories (NOTE 1)                                                             7,023,448
  Prepaid expenses                                                                   145,513
                                                                                ------------
Total current assets                                                              27,216,060


Property, plant and equipment (NOTES 3 AND 7):
  Property, plant and equipment                                                    7,713,724
  Less: Accumulated depreciation and amortization                                  3,479,516
                                                                                ------------
                                                                                   4,234,208


Other assets:
  Marketable securities (NOTE 1)                                                     484,730
  Investment in other securities                                                     567,768
  Deposits                                                                           235,553
                                                                                ------------
Total assets                                                                    $ 32,738,319
                                                                                ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                              $  5,705,884
  Accrued expenses                                                                 3,057,223
  Deferred maintenance revenue                                                       619,102
  Current portion of note payable (NOTE 4)                                           191,851
  Capitalized lease obligation (NOTE 7)                                              177,638
                                                                                ------------
Total current liabilities                                                          9,751,698


Long-term liabilities:
  Capitalized lease obligation with related party,
    excluding current portion (NOTE 7)                                             3,095,922
  Note payable (NOTE 4)                                                              543,635

Due to related parties                                                               303,176

Shareholders' equity (NOTE 6):
  Class A Common Stock, par value $1 per share; 1,000
    shares authorized; 43 shares issued and outstanding                                   43
  Class B Common Stock, par value $1 per share; 7,000
    shares authorized; 4,267 shares issued and outstanding                             4,267
  Additional paid-in capital                                                         559,545
  Retained earnings                                                               18,230,740
  Accumulated other comprehensive income                                             249,293
                                                                                ------------
Total shareholders' equity                                                        19,043,888
                                                                                ------------
Total liabilities and shareholders' equity                                      $ 32,738,319
                                                                                ============

See notes to consolidated financial statements.

                          COMTEC INFORMATION SYSTEMS, INC.
                          Consolidated Statement of Income
                            Year ended December 31, 1999


Net sales                                                                       $ 57,655,730
Cost of sales                                                                     33,383,886
                                                                                ------------
Gross profit                                                                      24,271,844


Selling, general and administrative expenses                                      11,493,642
Research and development costs                                                     2,893,651
                                                                                ------------
                                                                                  14,387,293
                                                                                ------------
Operating income                                                                   9,884,551

Other income (expense):
  Interest expense                                                                  (577,148)
  Interest income                                                                    263,656
                                                                                ------------
                                                                                    (313,492)
                                                                                ------------
Net income                                                                      $  9,571,059
                                                                                ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          COMTEC INFORMATION SYSTEMS, INC.
             Consolidated Statement of Changes in Shareholders' Equity


                                      Common Stock
                                  --------------------------                                Accumulated
                                                              Additional                       Other           Total
                                                               Paid-in         Retained     Comprehensive    Shareholder
                                   Class A        Class B      Capital         Earnings        Income          Equity
                                  ---------      --------     ----------     -----------    -------------    -----------
Balances, December 31, 1998         $   43       $ 4,267      $ 559,545      $13,994,681    $ 130,422        $14,688,958

Comprehensive income
  Net income                            --            --             --        9,571,059           --          9,571,059
  Translation adjustments               --            --             --               --      118,871            118,871
                                                                                                             -----------
Comprehensive income                                                                                           9,689,930
Distributions to shareholders           --            --             --       (5,335,000)          --         (5,335,000)
                                  --------       -------      ---------      -----------    ---------        -----------
Balances, December 31, 1999       $     43       $ 4,267      $ 559,545      $18,230,740    $ 249,293        $19,043,888
                                  ========       =======      =========      ===========    =========        ===========

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          COMTEC INFORMATION SYSTEMS, INC.
                       Consolidated Statement of Cash Flows
                            Year ended December 31, 1999


OPERATING ACTIVITIES
Net income                                                                      $  9,571,059
Adjustments to reconcile net income to net cash
  provided by operating activities:

  Depreciation and amortization                                                      835,464
  Provision for allowance for doubtful accounts                                      182,490
  Increase (decrease) in cash from changes in assets and liabilities:
       Accounts receivable                                                        (7,335,533)
       Prepaid expenses                                                              (21,848)
       Inventories                                                                (2,355,785)
       Deposits                                                                     (184,926)
       Accounts payable                                                            3,783,518
       Accrued expenses                                                              868,248
       Deferred maintenance revenue                                                  115,182
       Due to related parties, net                                                   (14,309)
       Interest receivable                                                            12,146
                                                                                ------------
Net cash provided by operating activities                                          5,455,706


Investing activities
Purchases of marketable securities, net                                           (1,095,167)
Purchases of property, plant and equipment                                        (1,438,173)
Purchase of other securities                                                       (317,768)
                                                                                ------------
Net cash used in investing activities                                             (2,851,108)


Financing activities
Distributions to shareholders, net                                                (5,335,000)
Payments on lease financing                                                         (167,862)
Payments on note payable                                                            (178,349)
                                                                                ------------
Net cash used in financing activities                                             (5,681,211)
                                                                                ------------


Net decrease in cash and cash equivalents                                         (3,076,613)
Cash and cash equivalents at beginning of year                                     5,370,607
                                                                                ------------
Cash and cash equivalents at end of year                                        $  2,293,994
                                                                                ============


Supplemental disclosures of cash flow information:
  Cash paid for interest                                                        $    577,000
                                                                                ============


Supplemental schedule of non-cash investing and financing activity:
  Leased asset additions and related obligation                                 $    206,544
                                                                                ============

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS
Comtec Information Systems, Inc. (the Company) is engaged in the design, marketing and manufacture of data processing, automatic identification, and printing systems.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company, its 100%-owned subsidiary, Comtec Information Systems Limited, and its 79%-owned subsidiary, Comtec B.V.; the remaining 21% ownership is held by shareholders of the Company. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION Assets and liabilities of operations outside the United States are translated into United States dollars using current exchange rates; revenue and expense items are translated into United States dollars using a weighted average exchange rate for the period. The gains and losses resulting from such translation are accumulated as a separate component of shareholders' equity, whereas gains and losses resulting from foreign currency transactions generally are included in results of operations.

REVENUE RECOGNITION
The Company recognizes revenues from product sales upon shipment, and from service revenue as it is earned.

CASH AND CASH EQUIVALENTS
For purposes of statement of cash flows, the Company considers cash held in banks and highly-liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES
The Company records inventory at the lower of cost or market using the FIFO (first-in, first-out) method.

The components of inventory at December 31, are as follows:


                                                                      1999
                                                                   -----------
Raw materials                                                      $ 4,715,791
Work-in-process                                                      1,498,416
Finished goods                                                         809,241
                                                                   -----------
                                                                   $ 7,023,448
                                                                   ===========

MARKETABLE SECURITIES
The Company classifies its marketable securities as held-to-maturity, trading or available-for-sale at the time of purchase and reevaluates such designation as of each balance sheet date. The Company has classified holdings at December 31, 1999, as held-to-maturity securities, which are carried at amortized cost.

At December 31, 1999, held-to-maturity securities consisted of the following:


                                                Held-to-Maturity Securities
                                       --------------------------------------------------
                                                      Gross         Gross
                                        Amortized   Unrealized    Unrealized     Fair
                                          Cost        Gains        (Losses)      Value
                                       --------------------------------------------------
State and municipal securities         $ 2,468,738  $       --    $(10,664)    $2,458,074
Equity securities                           16,480      20,300          --         36,780
                                       -----------  ----------    --------     ----------
                                         2,485,218  $   20,300    $(10,664)    $2,494,854
                                                    =====================================
Less short-term marketable securities
                                         2,000,488
                                       -----------
Long-term marketable securities        $   484,730
                                       ===========

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment is stated at cost. All fixed assets are depreciated using an accelerated or straight-line method over the estimated useful lives of the assets (the lesser of the estimated useful life or the lease term for assets held under capitalized lease obligations).

DEFERRED REVENUE
Deferred revenue represents advance payments on service contracts which are recognized as revenue over the period of the contract and hardware purchase orders which are recognized as the order is filled.

INCOME TAXES
The Company is an S Corporation as defined in the Internal Revenue Code. Accordingly, no federal or state income taxes are provided since the Company's income is included in the shareholders' individual income tax returns on a pro rata basis.

2. ACCOUNTS RECEIVABLE
Accounts receivable are primarily from major retailers in the United States. The Company extends credit based on an evaluation of a customer's financial position and generally does not require collateral. The allowance for doubtful accounts is determined based on management's evaluation of the collectibility of individual receivables and the financial condition of the market.

For the year ended December 31, 1999, approximately 55% of the Company's sales were to five customers. At December 31, 1999, approximately 56% of the Company's receivables were with three customers.

3. PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment at December 31, 1999, consists of the following:


Land and building                                                  $ 3,488,262
Machinery and equipment                                              4,214,732
Furniture and fixtures                                                  10,730
                                                                   -----------
                                                                   $ 7,713,724
                                                                   ===========

4. NOTE PAYABLE
During 1998, the Company paid, to a related party, $1,000,000 in the form of a five-year note, for rights to a partially developed proprietary process.

The note bears interest at a rate of 7.42% per annum and is payable in sixty equal monthly installments of $20,000, commencing July 31, 1998 through June 30, 2003.

Maturities of long-term debt in the years ending December 31, 2000 through 2003 are approximately $192,000, $207,000, $222,000 and $115,000, respectively.

5. LINE-OF-CREDIT FACILITY
On May 31, 1997, the Company amended its $4,000,000 revolving line of credit, dated March 4, 1994, with interest at prime plus .5% payable to Fleet National Bank expiring on May 31, 2000. The facility provides for an unused facility fee of .25%. Borrowings under the facility are collateralized by substantially all assets of the Company. At December 31, 1999, the Company had no borrowings under this agreement. The facility contains certain restrictive covenants which require the maintenance of tangible net worth of at least $8,000,000, debt to net worth of less than 1.75 to 1, and a debt coverage ratio of at least 2 to 1 for the term of the facility on a combined basis for Comtec and CRE Corporation (a related party through a group of shareholders who own Comtec and CRE).

6. SHAREHOLDERS' EQUITY
The Company has two classes of Common Stock, Class A Common Stock (Class A) and Class B Common Stock (Class B). The designations, powers, preferences and rights of Class A and Class B stock are identical except that Class A is voting and Class B is nonvoting Common Stock.

7. COMMITMENTS
The Company has several noncancelable operating leases for printing presses and labeling equipment that expire at various dates over the next four years.

In March 1994, Comtec entered into a lease agreement for its operating facility at 30 Plan Way, Warwick, Rhode Island with CRE, whereby Comtec leased from CRE assets which CRE had leased from the State of Rhode Island. The term of the lease is 20 years and will expire on March 2014. CRE's lease is collateralized by a bank letter of credit and the assets under the lease agreement. Comtec has also guaranteed the lease with the State of Rhode Island, which issued revenue bonds to finance the acquisition. The lease contains certain restrictive covenants similar to those described in Note 5. The lease contains certain restrictive covenants similar to those described in Note 5. The lease contains certain escalation provisions.

The lease is a capital lease for financial reporting purposes and is included in fixed assets as follows:



             Building and building improvements                     $2,527,760
             Land                                                      700,000
             Equipment                                                 215,365
                                                                    ----------
                                                                    $3,443,125
                                                                    ==========

Accumulated amortization for assets under capitalized lease obligations was $940,848 at December 31, 1999.

Future annual minimum lease payments (without giving effect to future escalation provisions) for capital and operating leases as of December 31, 1999, are as follows:


                                                   Capitalized Lease
Year                                                   Obligation           Operating Leases
----                                               ------------------       ----------------
2000                                                 $    572,376             $   213,291
2001                                                      572,376                  90,661
2002                                                      572,376                  57,557
2003                                                      572,376                      --
2004                                                      572,376                      --
Thereafter                                              5,294,478                      --
                                                     ------------             -----------
Total minimum lease payments                            8,156,358             $   361,509
                                                                              ===========
Less amounts representing interest                      4,986,070
                                                     ------------
Present value of minimum lease payments                 3,170,288
Less current lease portion                                 74,366
                                                     ------------
Present value of minimum lease payments less
   current portion                                   $  3,095,922
                                                     ============

Rental expense during the year ended December 31, 1999, for operating leases was $281,070.

8. EMPLOYEE RETIREMENT PLAN
The Company has established a qualified defined contribution plan covering substantially all employees. Participants are allowed to contribute a percentage of their annual compensation to the Plan and the Company, at its discretion, matches a percentage of that contribution. The Company's contribution expense was $145,740 for the year ended December 31, 1999.

9. YEAR 2000 (UNAUDITED)
The Company completed all Year 2000 readiness with regard to its computer systems, computerized manufacturing equipment, products and other aspects of its operations dependent upon automation or computerized operation. To date, the Company has not experienced any significant operational problems with its computer systems or other critically dependent equipment. In the opinion of management, the total costs of addressing the Year 2000 issue did not have a material impact on the Company's financial position or results of operations.

(b) Below are the pro forma financial information required by Item 7(b) relating to the acquisition of Comtec described in Item 2 of the Company's Current Report on Form 8-K filed on April 18, 2000, including:

         ZEBRA TECHNOLOGIES CORPORATION UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         -     Consolidated Balance Sheet

         -     Consolidated Statement of Earnings

         -     Notes to Unaudited Pro Forma Condensed Combined Financial
               Statements

                 ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999
                                  (In thousands)


                                              HISTORICAL                      PRO FORMA
                                        -----------------------  -------------------------------------
                                        ZEBRA         CIS         ADJUSTMENTS            COMBINED
                                        -----------------------  ------------           -----------
ASSETS
Current assets:
  Cash and cash equivalents             $   38,501    $  2,294                          $  40,795
  Investments and marketable securities    197,067       2,000      (92,693)  (2)         106,374
  Accounts receivable, net                  62,870      15,753          (47)  (2b)         78,576
  Inventories                               42,379       7,023         (231)  (2b)         49,171
  Deferred income taxes                      3,467          --           --                 3,467
  Prepaid expenses                           1,614         146           --                 1,760
                                        ----------    --------     --------             ---------
       Total current assets                345,898      27,216      (92,971)              280,143
                                        ----------    --------     --------             ---------
Property and equipment at cost, less
  accumulated depreciation
  and amortization                          41,686       4,234       (2,851)  (2c)         43,069
Intangibles                                     --          --       31,786   (2d)         31,786
Excess of cost over fair value
   of net assets acquired                       --          --       35,555   (2c)         35,555
Other assets                                 7,059       1,288                              8,347
                                        ----------    --------     --------             ---------
                   TOTAL ASSETS         $  394,643    $ 32,738     $(28,481)            $ 398,900
                                        ==========    ========     ========             =========

Current liabilities:
  Accounts payable                      $   23,798    $  5,706           --             $  29,504
  Accrued liabilities                       11,295       3,360           --                14,655
  Short-term note payable                      196         192           --                   388
  Current portion of obligation under
     capital lease with related party          264         178          (74)  (2c)            368
  Income taxes payable                       7,541                                          7,541
                                        ----------    --------     --------             ---------
       Total current liabilities            43,094       9,436          (74)               52,456
                                        ----------    --------     --------             ---------

Obligation under capital lease with
  related party, less current portion          571       3,096       (3,096)  (2c)            571
Long-term liability                             93         544           --                   637
Deferred income taxes                        1,473          --           --                 1,473
Other                                          105         619           --                   724
                                        ----------    --------     --------             ---------
                   TOTAL LIABILITIES        45,336      13,695       (3,170)               55,861
Shareholders' equity                       349,307      19,043      (25,311)  (2f)        343,039
                                        ----------    --------     --------             ---------
               TOTAL LIABILITIES AND
               SHAREHOLDERS' EQUITY     $  394,643    $ 32,738     $(28,481)            $ 398,900
                                        ==========    ========     ========             =========

See accompanying notes to unaudited pro forma condensed
           combined financial statements.

                 ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENT OF EARNINGS
                           YEAR ENDED DECEMBER 31, 1999
                 (Amounts in thousands, except per share data)


                                                 HISTORICAL                           PRO FORMA
                                        --------------------------------  --------------------------------
                                        ZEBRA                CIS           ADJUSTMENTS        COMBINED
                                        --------------------------------   -------------------------------
Net sales                                  $ 398,517         $ 57,656                --        $ 456,173
Cost of sales                                196,128           33,384                --          229,512
                                        ------------         --------      ------------        ---------
Gross profit                                 202,389           24,272                            226,661

Operating expenses:
  Selling, marketing, general
    and administrative                        70,848           11,494               --            82,342
  Amortization of intangible assets              291               --            5,115  (2h)       5,406
  Research and development                    22,007            2,894               --            24,901
  Merger costs                                 6,341               --               --             6,341
                                        ------------         --------      ------------        ---------
Total operating expenses                      99,487           14,388             5,115          118,990
                                        ------------         --------      ------------        ---------

Operating income                             102,902            9,884            (5,115)         107,671
                                        ------------         --------      ------------        ---------

Other income (expense):
  Investment income                            8,732              264            (3,888)(2g)       5,108
  Interest expense                              (209)            (577)                              (786)
  Other, net                                  (2,625)              --                             (2,625)
                                        ------------         --------      ------------        ---------
Total other income (expense)                   5,898             (313)           (3,888)           1,697
                                        ------------         --------      ------------        ---------

Income before income taxes                   108,800            9,571            (9,003)         109,368
Income taxes                                  39,168               --               204  (2i)     39,372
                                        ------------         --------      ------------        ---------
Net income                              $     69,632         $  9,571      $     (9,207)       $  69,996
                                        ============         ========      ============        =========

Basic earnings per share                $       2.23                                           $    2.25
Diluted earnings per share              $       2.21                                           $    2.22


Basic weighted average shares
  outstanding                                 31,175                                              31,175
Diluted weighted average and
  equivalent shares outstanding               31,521                                              31,521

See accompanying notes to unaudited pro forma condensed
             combined financial statements.

                    ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (Amounts in thousands)


NOTE 1   BASIS OF PRESENTATION.

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of Zebra Technologies Corporation ("Zebra") with the historical consolidated balance sheet of Comtec Information Systems ("CIS") at December 31, 1999, as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statement of earnings combine the historical consolidated statement of earnings of Zebra with the historical consolidated statement of earnings of CIS for the year ended December 31, 1999, as if the acquisition occurred on January 1, 1999.

The unaudited pro forma condensed combined financial statements exclude (a) the effect of any operating income improvements which may be achieved upon combining the resources of the companies and (b) costs associated with the integration and consolidation of the companies, which are not currently estimable.


NOTE 2   PRO FORMA ADJUSTMENTS

     (a) To reflect the payment of the purchase price under the purchase and sale agreement between Zebra and CIS.
     (b) To adjust inventory and accounts receivable of CIS to their estimated fair values at the date of acquisition.
     (c) To reduce fixed assets to the estimated fair value at the date of acquisition.
     (d) To reflect the estimated fair value of identifiable intangible assets acquired including: assembled workforce, current technology and customer lists.
     (e) To reflect excess of cost over the fair value of net assets acquired.
     (f) To eliminate CIS pre-acquisition equity and to reflect the write-off of $5,953 of acquired in-process research and development.
     (g) To reduce Zebra's investment income due to the use of investments and marketable securities to acquire CIS.
     (h) To record amortization of the identifiable intangible assets (estimated useful lives of 5 to 15 years) and the excess of cost over fair value of net assets acquired (estimated useful life of 20 years).
     (i) To adjust the combined tax expense to reflect Zebra's effective tax rate.

(c)      Exhibits

         23   Consent of Ernst & Young LLP, independent auditors

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ZEBRA TECHNOLOGIES CORPORATION


                                               By:  /s/ Charles R. Whitchurch
                                               Name: Charles R. Whitchurch
                                               Title: Chief Financial Officer





Dated:  June 16, 2000

                                 EXHIBIT INDEX

EXHIBIT NO.       EXHIBIT
-----------       -------
    23            Consent of Ernst & Young LLP, independent auditors